As filed with the Securities and Exchange Commission on January 31, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________
POST HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
______________________

Missouri (State or other jurisdiction of incorporation or organization)	45-3355106 (I.R.S. Employer Identification No.)
______________________

2503 S. Hanley Road
St. Louis, Missouri 63144
(Address of Principal Executive Offices, including Zip Code)
______________________
Post Holdings, Inc. Amended and Restated 2021 Long-Term Incentive Plan
(Full title of the plan)
______________________
Diedre J. Gray
Executive Vice President, General Counsel
and Chief Administrative Officer, Secretary
Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, Missouri 63144
(314) 644-7600
(Name, address and telephone number, including area code, of agent for service)
______________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, Post Holdings, Inc. (the “Company”) is filing this registration statement on Form S-8 (this “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) to register, in connection with the Company’s Amended and Restated 2021 Long-Term Incentive Plan (the “Plan”), an additional 1,950,000 shares of the same class as registered under the Company’s effective registration statement on Form S-8, File No. 333-262393, filed by the Company with the SEC on January 28, 2022 (the “Earlier Registration Statement”). The contents of the Earlier Registration Statement, where applicable, are hereby incorporated by reference, except that the provisions contained in Part II of such Earlier Registration Statement are modified as set forth in this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed with the SEC by the Company under File No. 001-35305 are incorporated herein by reference:
•the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC on November 15, 2024 (the “Annual Report”);
•the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on December 9, 2024, to the extent incorporated by reference in the Company’s Annual Report;
•each of the Company’s Current Reports on Form 8-K filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report (other than the documents, or portions thereof, not deemed to be filed); and
•the description of the Company’s common stock, par value $0.01 per share (“Common Stock”) contained under the heading “Description of Capital Stock” in the information statement attached as Exhibit 99.1 to Amendment No. 4 to the Company’s Registration Statement on Form 10, filed with the SEC on January 25, 2012 and declared effective on January 26, 2012, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.9 to the Company’s Annual Report.
In addition, all documents subsequently filed with the SEC by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except for the documents, or portions thereof, that are “furnished” (e.g., the portions of those documents set forth under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the SEC) rather than filed with the SEC. Any statement contained herein or in any document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5.    Interests of Named Experts and Counsel.
The validity of the shares of the Company’s Common Stock offered hereby has been passed upon by Diedre J. Gray, the Company’s Executive Vice President, General Counsel and Chief Administrative Officer, Secretary. Ms. Gray is paid a salary by the Company, participates in various employee benefit plans offered to employees generally as well as in plans offered to a limited number of key employees and beneficially owns shares of the Company’s Common Stock as well as restricted stock units and performance restricted stock units which may be settled in the Company’s Common Stock and exercisable stock options to purchase shares of the Company’s Common Stock, which include equity awards issued under the Company’s 2021 Long-Term Incentive Plan, prior to its amendment and restatement. Ms. Gray is eligible to participate in the Plan. As disclosed in the Company’s Current Report on Form 8-K filed on November 18, 2024, Ms. Gray received awards under the Plan. Ms. Gray may receive additional awards in the future.

Item 8.    Exhibits.

Exhibit No.	Description
4.1	Restatement of Previously Amended and Restated Articles of Incorporation of Post Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed on August 2, 2024)

4.2	Amended and Restated Bylaws of Post Holdings, Inc. (Incorporated by reference to Exhibit 3.2 to the Company’s Form 10-K filed on November 15, 2024)

4.3	Post Holdings, Inc. Amended and Restated 2021 Long-Term Incentive Plan

5.1	Opinion of Diedre J. Gray, Esq., Executive Vice President, General Counsel and Chief Administrative Officer, Secretary of Post Holdings, Inc.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Diedre J. Gray. Esq., Executive Vice President, General Counsel and Chief Administrative Officer, Secretary of Post Holdings, Inc. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

107	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri on this January 31, 2025.

Post Holdings, Inc.
By:	/s/ Robert V. Vitale
Name:	Robert V. Vitale
Title:	President and Chief Executive Officer
Power of Attorney
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Diedre J. Gray and Matthew J. Mainer, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all supplements and amendments to this Registration Statement, including post-effective amendments, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or their substitute or substitutes full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert V. Vitale	Director, President and Chief Executive Officer	January 31, 2025
Robert V. Vitale	(principal executive officer)

/s/ Matthew J. Mainer	Executive Vice President, Chief Financial Officer and Treasurer	January 31, 2025
Matthew J. Mainer	(principal financial officer)

/s/ Bradly A. Harper	Senior Vice President, Chief Accounting Officer	January 31, 2025
Bradly A. Harper	(principal accounting officer)

/s/ William P. Stiritz	Chairman of the Board	January 31, 2025
William P. Stiritz

/s/ Dorothy M. Burwell	Director	January 31, 2025
Dorothy M. Burwell

/s/ Gregory L. Curl	Director	January 31, 2025
Gregory L. Curl

/s/ Thomas C. Erb	Director	January 31, 2025
Thomas C. Erb

/s/ David W. Kemper	Director	January 31, 2025
David W. Kemper

/s/ Jennifer Kuperman	Director	January 31, 2025
Jennifer Kuperman

/s/ David P. Skarie	Director	January 31, 2025
David P. Skarie